UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2006

i2 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28030	75-2294945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One i2 Place
11701 Luna Road
Dallas, Texas	75234
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 357-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 9, 2006, i2 Technologies, Inc. (the “Company”) announced by press release (the “Press Release”) that it is delaying the filing of its Form 10-Q for the three and six month periods ended June 30, 2006. The information contained in the Press Release, which is attached to this Current Report on Form 8-K as Exhibit 99.1, is incorporated by reference herein and is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition”.

Item 8.01. Other Events.

The Company said in the Press Release that it is evaluating, together with its external auditors, the accounting implications of its December 2005 vesting acceleration of certain outstanding employee stock options and the tender offer for the exchange of certain employee stock options completed in May 2006. The Company currently anticipates that it may be required to record approximately $3.5 million of additional non-cash stock compensation expense in its financial statements for the six months ended June 30, 2006. In the event the Company is required to book this expense, the amount that would be recorded in the three months ended June 30, 2006 and the amount, if any, that would be recorded in the three months ended March 31, 2006 has not yet been determined.

Item 9.01. Financial Statements and Exhibits.

    (c) Exhibits.

99.1    Press Release dated August 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 9, 2006	i2 TECHNOLOGIES, INC.

	By:	/s/ John Harvey
John Harvey
Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated August 9, 2006.